Exhibit 99.1
                                 NEWS RELEASE

FOR IMMEDIATE RELEASE	Investor Contact: Michael Russell, 419.627.2233
https://ir.cedarfair.com	Media Contact: Gary Rhodes, 704.249.6119

CEDAR FAIR REPORTS CONTINUATION OF STRONG ATTENDANCE AND GUEST SPENDING TRENDS THROUGH LABOR DAY WEEKEND
•Sales of 2022 season passes starting very strong
•Parks expanding 2021 operating calendars to meet robust demand levels
SANDUSKY, Ohio (Sept. 8, 2021) -- Cedar Fair Entertainment Company (NYSE: FUN), a leader in regional amusement parks, water parks and immersive entertainment, said today that strong attendance and guest spending trends had continued across its portfolio of 13 properties through the 2021 Labor Day weekend, while strong initial sales of 2022 season passes offer early indications that market demand remains high for immersive, outdoor entertainment experiences.
“Strong attendance through the Labor Day weekend capped off a very busy and successful summer season at our parks and resort properties,” said President and CEO Richard Zimmerman. “The strength and resilience of our business model has quickly propelled operations back to near-historical levels over the last 10 weeks.”
Preliminary net revenues through Sept. 5, 2021, totaled $879 million, driven by attendance of 12.9 million visits, in-park per capita spending of $60.99, and out-of-park revenues of $122 million. For the comparable period in 2020, net revenues totaled $134 million, on attendance of 2.1 million guests, in-park per capita spending of $45.43, and out-of-park revenues of $42 million.
Year-to-date 2021 and 2020 results are not directly comparable, given the effects of the pandemic and suspension of park operations during the summer of 2020. To provide more informative comparisons, the following information reflects results for the comparable 10-week periods of June 28 through Sept. 5, 2021, versus July 1 through Sept. 8, 2019. During the 10-week period in 2021, the parks had 878 total operating days compared to 936 operating days during the comparable 10-week period in 2019.
For the 10-weeks ended Sept. 5, 2021, preliminary net revenues totaled $645 million, a $3 million increase from $642 million during the comparable 10-week period in 2019. The year-over-year growth was driven by a 25%, or $12.73, increase in in-park per capita spending to $62.81, and a $3 million, or 4%, increase in out-of-park revenues to $71 million. These increases were offset in part by a decrease in attendance of 2.4 million visits, or 20%, largely
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS CONTINUATION OF STRONG ATTENDANCE AND GUEST SPENDING TRENDS
Sept. 8, 2021

due to 58 fewer operating days in the period. On a same-day basis(1), attendance for the current 10-week period represented approximately 85% of comparable 2019 attendance levels. Excluding results of Canada’s Wonderland’s, which remained under capacity limitations for the entire period, total attendance for the current 10-week period ended Sept. 5, 2021, represented approximately 90% of comparable same-day 2019 attendance levels.
Commenting on the recent operating performance, Zimmerman said, “We are extremely pleased with the momentum we’ve built in the business over the past two months. We continue to see healthy demand across all areas of our business, reaffirming confidence in the strategic initiatives within our long-range plan. Our strategy to broaden the guest experience through more experiential attractions and limited-duration events is extending our audience reach, encouraging guests to visit and visit more often, and contributing to the growth in guest spending, which is at record levels.”
Zimmerman added, “We are also very encouraged by the early trends in the sale of 2022 season passes and related all-season products, which through yesterday are pacing well ahead of the early sales numbers of the then record 2020 season pass program. Pre-COVID, our season pass and other all-season programs, which have always produced meaningful, recurring revenue streams, helped drive our record performance in 2019 and much of the attendance growth we’ve produced over the past several years. These programs remain foundational within our long-term strategic plan, and a key area of focus as we develop and expand our resources and capabilities in areas like business intelligence.”
Zimmerman continued, “In a few weeks, our parks will begin transforming their midways into a seasonal, color-filled celebration of autumn, highlighted by the return of our regional Halloween events including Haunt, HalloWeekends, SCarowinds and, of course, Scary Farm at Knott’s Berry Farm, where theme park scare fests were invented some 50 years ago. Historically, weekends in October leading up to Halloween produce our busiest days of the year, offering unique, immersive entertainment at a size and scale unmatched in our markets. Given the tremendous demand for these special events, we have added days to this year’s park operating calendars that will provide our guests more opportunities to visit during this extremely popular period.”
Zimmerman concluded by noting, “Given the strong performance of our parks during July and August, our positive outlook for the balance of the year, and the early sales trends for 2022 season passes, we remain committed to our near-term priorities of reinvesting in our business, reducing debt, and reinstating our distribution when most appropriate.”
(1)    On a comparable same-day basis, the Company excluded 0.3 million visits for the ten weeks ended Sept. 5, 2021, to exclude the results of 2021 operating days without equivalent 2019 operating days, and excluded 0.9 million visits for the ten weeks ended Sept. 8, 2019, to exclude the results of 2019 operating days without equivalent 2021 operating days.
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS CONTINUATION OF STRONG ATTENDANCE AND GUEST SPENDING TRENDS
Sept. 8, 2021

About Cedar Fair
Cedar Fair Entertainment Company (NYSE: FUN), one of the largest regional amusement-resort operators in the world, is a publicly traded partnership headquartered in Sandusky, Ohio. Focused on its mission to make people happy by providing fun, immersive, and memorable experiences, the Company owns and operates 13 properties, consisting of 11 amusement parks, four separately gated outdoor water parks, and resort accommodations totaling more than 2,300 rooms and more than 600 luxury RV sites. Cedar Fair’s parks are located in Ohio, California, North Carolina, South Carolina, Virginia, Pennsylvania, Minnesota, Missouri, Michigan, Texas and Toronto, Ontario.
Forward-Looking Statements
Some of the statements contained in this news release that are not historical in nature constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements as to the Company's expectations, beliefs, goals, and strategies regarding the future. These forward-looking statements may involve risks and uncertainties that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct, or that the Company's business optimization and growth strategies will achieve the target results. Important factors, including the impacts of the COVID-19 pandemic, general economic conditions, adverse weather conditions, competition for consumer leisure time and spending, unanticipated construction delays, changes in the Company’s capital investment plans and projects and other factors discussed from time to time by the Company in its reports filed with the Securities and Exchange Commission (the “SEC”) could affect attendance at the Company’s parks, as well as the Company's business optimization program, and cause actual results to differ materially from the Company's expectations or otherwise to fluctuate or decrease. Additional information on risk factors that may affect the business and financial results of the Company can be found in the Company's Annual Report on Form 10-K and in the filings of the Company made from time to time with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, information, circumstances or otherwise that arise after the publication of this document.
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Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233